UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2016

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Suspension of Distributions

On October 20, 2016, the Board of Directors (the “Board”) of First Capital Real Estate Trust Incorporated (the “Company”) approved the suspension of the Company’s monthly distributions in order to increase its cash reserves, effective as of November 1, 2016. The Company intends to make the October distribution to the holders of common stock no later than November 30, 2016.

Commencement of Strategic Review Process

The Board engaged Ladenburg Thalmann Financial Services Inc. as advisor to review strategic alternatives available to the Company. Pursuant to the terms of the engagement, the Board has initiated a review process to identify and consider a range of strategic transactions at the asset or entity level, with the goal of maximizing liquidity and long term shareholder value.

The Board has not approved the Company’s entry into any particular transaction at this time, and there are no assurances that the review of the Company’s strategic alternatives will result in any transaction. The Company does not anticipate that it will further comment on or disclose developments regarding this process unless it believes further disclosure is appropriate or required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: October 21, 2016	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer